UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 4, 2022
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NLIGHT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38462	91-2066376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
4637 NW 18th Avenue Camas, Washington 98607
(Address, including zip code, of Registrant's principal executive offices)
(360) 566-4460
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	LASR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 4, 2022, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of nLIGHT, Inc. (the “Company”) unanimously approved annual awards of time-vested restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”). The RSUs and PRSUs were awarded under the Company’s 2018 Equity Incentive Plan (the “Plan”) to the Company’s principal executive officer and principal financial officer in the following amounts:

Name	Restricted Stock Units (#)	Performance-Based Restricted Stock Units (Target #)
Scott Keeney	116,666	116,667
Joseph Corso	42,500	42,500

One-third of the RSUs will vest on June 1, 2023, and one-twelfth will vest each quarter for the next eight calendar quarters. The RSUs have the same acceleration provisions as previously awarded RSUs.

The PRSUs were granted pursuant to an updated form of PRSU agreement (the “PRSU Agreement”), a copy of which is filed as Exhibit 10.1 hereto. The PRSU Agreement provides that, if the officer continues to provide services to the Company through the Vesting Date (as defined below), his PRSUs will vest in a percentage of the target number of PRSUs shown above, between zero and 200 percent, depending on how the Company’s total shareholder return (“TSR”) for the three-year period from July 1, 2022 through June 30, 2025 (which period is subject to adjustment in the event of a Change in Control (as defined in the PRSU Agreement)) (the “Performance Period”), ranks relative to the corresponding TSRs of the companies in the Russell 2000 Index as of the beginning of the Performance Period that remain listed on any established stock exchange or national market system as of the end of the Performance Period (the “Indexed Companies”). If the Company’s TSR over the Performance Period is below the 25th percentile relative to the TSRs of the Indexed Companies over that same period, then no PRSUs will be eligible to vest. If the Company’s TSR over the Performance Period is at the 25th percentile relative to the TSRs of the Indexed Companies over that same period, then 50 percent of the target number of PRSUs will be eligible to vest. If the Company’s TSR over the Performance Period is at the 50th percentile relative to the TSRs of the Indexed Companies over that same period, then 100 percent of the target number of PRSUs will be eligible to vest. If the Company’s TSR over the Performance Period is at or above the 75th percentile relative to the TSRs of the Indexed Companies over that same period, then the percentage of the target number of PRSUs that will be eligible to vest will be 200 percent if the Company’s TSR over the Performance Period is positive, and 100 percent if the Company’s TSR over the Performance Period is negative. If the Company’s TSR over the Performance Period is between the 25th and 50th percentile, or it is positive and between the 50th and 75th percentile, then the percentage of the target number of PRSUs that will be eligible to vest will be interpolated linearly between the corresponding percentages designated for those percentiles. For example, if the Company’s TSR for the Performance Period is at the 37.5th percentile relative to the TSRs of the Indexed Companies for that same period, then 75 percent of the target number of PRSUs will be eligible to vest. If the Company’s TSR over the Performance Period is between the 50th and 75th percentile and is negative, then 100 percent of the target number of PRSUs will be eligible to vest. All of the PRSUs eligible to vest will vest on the later of (i) the date following the last day of the Performance Period on which the Administrator of the Plan determines the percentile ranking of the Company’s TSR relative to the TSRs of the Indexed Companies over the Performance Period (but in no event will the Administrator determine achievement later than 60 days after the end of the Performance Period) or (ii) August 14, 2025 (the “Vesting Date”), in each case subject to the officer’s continued service to the Company through the Vesting Date. Special rules to determine the number of PRSUs eligible to vest in the event of a Change in Control (as defined in the Plan) are set forth in the PRSU Agreement. In the event of a qualifying termination of employment during the period beginning three months prior to and ending 12 months following a Change in Control (as defined in the officer’s employment agreement) each officer’s employment agreement provides that 100 percent of the target number of PRSUs will vest immediately.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	2018 Equity Incentive Plan-Form of Restricted Stock Unit Agreement (Performance-Based)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NLIGHT, INC.
(Registrant)

Date:	July 8, 2022	By:	/s/ Scott Keeney
Scott Keeney
President and Chief Executive Officer